Exhibit 23
                                                                    ----------


                     CONSENT OF INDEPENDENT ACCOUNTANTS





     We consent to the incorporation by reference in the Registration Statement of Cognizant Technology Solutions Corporation on Form S-8 (File No. 333-59439), of our report dated February 26, 1999, on our audits of the consolidated financial statements and financial statement schedule of Cognizant Technology Solutions Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
March 19, 1999